 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DJSP ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

British Virgin Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

900 South Pine Island Road, Suite 400
Plantation, Florida 33324
Tel: (954) 233-8000 ext. 2024
Fax: (954) 233-8570
(Address of Principal Executive Offices) (Zip Code)

DJSP Enterprises, Inc. 2009 Equity Incentive Plan
(Full title of the plan)

Kumar Gursahaney
900 South Pine Island Road, Suite 400
Plantation, Florida 33324
(Name and address of agent for service)

With copies to:

Thomas S. Vaughn
Dykema Gossett PLLC
400 Renaissance Center
Detroit, MI 48243
(313) 568-6524
(313) 568-6701— Facsimile

(954) 233-8000 ext. 2024
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum offering price (1)	Amount of registration fee
Ordinary shares, $0.0001 par value	883,300	$8.99	$7,940,867.00	$566.18
Ordinary shares, $0.0001 par value	686,700	$5.83	$4,003,461.00	$285.45
Totals	1,570,000		$11,944,328.00	$851.63

(1)
The number of shares may be adjusted to prevent dilution from stock splits, stock dividends or similar transactions.  This Registration Statement shall cover any such additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended.

(2)
Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended, based upon (i) the average exercise price relating to outstanding options to purchase 883,300 Ordinary Shares granted under the 2009 Equity Incentive Plan (the “Plan”) for which the underlying Ordinary Shares have not previously been registered, which is a weighted average price of $8.99; and (ii) for the remaining 686,700 shares, a price of $5.83 (the average of the high and low sales prices of the Ordinary Shares on the Nasdaq National Market on June 30, 2010).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information required by Part I of Form S-8 will be sent or given to Plan participants as specified by Rule 428(b)(1) of the Securities Act.  Such documents are not required to be and are not filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.  These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                      Incorporation of Documents by Reference.

The following documents previously filed by DJSP Enterprises, Inc. (the “Company”) with the Commission are incorporated in this Registration Statement by reference:

(a)	The Company’s Annual Report on Form 20-F for the year ended December 31, 2009 (File No. 001-34149), as filed with the Commission on April 2, 2010;

(b)	Amendment No. 1 to the Company’s Annual Report on Form 20-F for the year ended December 31, 2009 (File No. 001-34149), as filed with the Commission on April 26, 2010;

(c)	Amendment No. 2 to the Company’s Annual Report on Form 20-F for the year ended December 31, 2009 (File No. 001-34149), as filed with the Commission on June 25, 2010;

(d)	Amendment No. 3 to the Company’s Annual Report on Form 20-F for the year ended December 31, 2009 (File No. 001-34149), as filed with the Commission on June 30, 2010;

(e)	The Company’s Shell Company Report on Form 20-F as of January 15, 2010 (File No. 001-34149), as filed with the Commission on January 22, 2010;

(f)
The description of the Company’s Ordinary Shares contained in the Registration on Form F-1 (File No. 333-164907), as filed with the Commission on February 16, 2010, including any amendment or report filed for the purposes of updating such description.

All reports filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part thereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequent filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.  Reports on Form 6-K that the Company furnishes to the Commission will only be deemed incorporated by reference into this Registration Statement if such Report on Form 6-K expressly states that it is incorporated by reference herein.

Item 4.                      Description of Securities.

Not applicable.

Item 5.                      Interests of Named Experts and Counsel.

Not applicable.

Item 6.                      Indemnification of Directors and Officers.

British Virgin Islands Law

Section 132 of the British Virgin Islands Business Companies Act (the “Act”) provides that the Company may indemnify its directors for all expenses, judgments, fines and settlements reasonably incurred in connection with proceedings to which they are a party or threatened to be made a party by reason of the fact that they are a director of the Company or are serving as a director of the Company or another capacity of another entity at the request of the Company.  Under the Act, the Company may only indemnify a director if he acted honestly and in good faith and in what he believed to be in the best interests of the Company and, in the case of criminal proceedings, he had no reasonable cause to believe his conduct was unlawful.

Articles of Association

Regulation 15 of the Company’s Second Amended and Restated Articles of Association provides that the Company may provide indemnification to its directors in accordance with the Act.  Specifically, the Company may indemnify against all expenses and amounts, including legal fees, reasonably incurred in connection with legal, administrative or investigative proceedings any person who either (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of the Company; or (b) is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

Director and Officer Indemnification Agreements

The Company has entered into a Director Hold Harmless Indemnification Agreement with each of the Company’s directors, and an Officer Hold Harmless Indemnification Agreement with each of the Company’s officers (the “Indemnification Agreements”).  Pursuant to the Indemnification Agreements, the Company agrees to mandatorily indemnify the directors and officers to the fullest extent authorized by applicable law against any expenses incurred by them in connection with any proceeding to which they are a party or threatened to be made a party by reason of the fact that they are serving as a director or officer of the Company or in any capacity for another entity at the request of the Company, including as a member of the Board of Managers of DAL Group, LLC, our subsidiary.  The Indemnification Agreements also require the Company to advance any expenses incurred by the director or officer in advance of the resolution of the matter, so long as they undertake to repay all advances if it is ultimately determined by final judicial decision that the director or officer is not entitled to indemnification under applicable law.

Item 7.                      Exemption From Registration Claimed.

Not applicable.

Item 8.                      Exhibits.

The following exhibits are filed with this Registration Statement:

4.1*	Amendment No. 1 to DJSP Enterprises, Inc. 2009 Equity Incentive Plan.

4.2
DJSP Enterprises, Inc. 2009 Equity Incentive Plan (f/k/a Chardan 2008 China Acquisition Corp. 2009 Equity Incentive Plan) (incorporated herein by reference from Exhibit 4.8 to the Company’s Shell Company Report on Form 20-F (File No. 001-34149, Film No. 10542397), as filed with the Securities and Exchange Commission on January 22, 2010).

4.3
Second Amended and Restated Memorandum and Articles of Association of the Company  (incorporated herein by reference from Exhibit 1.1 to the Company’s Shell Company Report on Form 20-F (File No. 001-34149), as filed with the Securities and Exchange Commission on January 22, 2010).

4.4
Specimen Ordinary Share Certificate (incorporated herein by reference to Exhibit 4.1 to Amendment No. 1 to the Company’s Registration Statement on Form F-1 (File No. 333-164907), as filed with the Securities and Exchange Commission on March 26, 2010).

5.1*	Opinion of Maples and Calder as to the validity of the Ordinary Shares to be registered hereunder (including consent).

23.1*	Consent of Jewett, Schwartz, Wolfe & Associates, independent registered public accounting firm.

23.2*	Consent of McGladrey & Pullen, LLP, independent registered public accounting firm.

23.2	Consent of Maples and Calder (contained in Exhibit 5.1).

24.1*	Power of Attorney – David J. Stern.

24.2*	Power of Attorney – Kumar Gursahaney.

24.3*	Power of Attorney – Matthew S. Kayton.

24.4*	Power of Attorney – Nicholas A. Adler.

24.5*	Power of Attorney – Stephen J. Bernstein.

24.6*	Power of Attorney – Mark P. Harmon.

24.7*	Power of Attorney – Jerry L. Hutter.

24.8*	Power of Attorney – Juan V. Ruiz.

___________	_______________________________
* Filed Herewith

Item 9.	Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the Registrant is relying on Rule 430B:

(A)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to the purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)
If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to the purchaser with a time of contract of sale prior to such fist use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such first use.

(5)
That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Plantation, state of Florida, on this 1st  day of July, 2010.

DJSP ENTERPRISES, INC.

By:          /s/ Kumar Gursahaney
Kumar Gursahaney
Its:           Executive Vice President, Chief Financial Officer, Secretary and Treasurer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature                                                                                     Title

/s/ David J. Stern	President, Chief Executive Officer, Chairman of the Board and Director (Principal Executive Officer)
David J. Stern

/s/ Kumar Gursahaney	Executive Vice President, Chief Financial Officer, Secretary and Treasurer (Principal Financial and Accounting Officer)
Kumar Gursahaney

*
Matthew S. Kayton	Executive Vice President, Chief Strategy Officer and Director

*
Nicholas A. Adler	Director

*
Stephen J. Bernstein	Director

*
Mark P. Harmon	Director

*
Jerry L. Hutter	Director

*
Juan V. Ruiz	Director

/s/ David J. Stern
David J. Stern	Authorized Representative in the United States

*By: /s/ Kumar Gursahaney
Kumar Gursahaney Attorney-in-fact

INDEX TO EXHIBITS

No. Exhibit

4.1*	Amendment No. 1 to DJSP Enterprises, Inc. 2009 Equity Incentive Plan.

4.2
DJSP Enterprises, Inc. 2009 Equity Incentive Plan (f/k/a Chardan 2008 China Acquisition Corp. 2009 Equity Incentive Plan) (incorporated herein by reference from Exhibit 4.8 to the Company’s Shell Company Report on Form 20-F (File No. 001-34149, Film No. 10542397), as filed with the Securities and Exchange Commission on January 22, 2010).

4.3
Second Amended and Restated Memorandum and Articles of Association of the Company  (incorporated herein by reference from Exhibit 1.1 to the Company’s Shell Company Report on Form 20-F (File No. 001-34149), as filed with the Securities and Exchange Commission on January 22, 2010).

4.4
Specimen Ordinary Share Certificate (incorporated herein by reference to Exhibit 4.1 to Amendment No. 1 to the Company’s Registration Statement on Form F-1 (File No. 333-164907), as filed with the Securities and Exchange Commission on March 26, 2010).

5.1*	Opinion of Maples and Calder as to the validity of the Ordinary Shares to be registered hereunder (including consent).

23.1*	Consent of Jewett, Schwartz, Wolfe & Associates, independent registered public accounting firm.

23.2*	Consent of McGladrey & Pullen, LLP, independent registered public accounting firm.

23.3	Consent of Maples and Calder (contained in Exhibit 5.1).

24.1*	Power of Attorney – David J. Stern.

24.2*	Power of Attorney – Kumar Gursahaney.

24.3*	Power of Attorney – Matthew S. Kayton.

24.4*	Power of Attorney – Nicholas A. Adler.

24.5*	Power of Attorney – Stephen J. Bernstein.

24.6*	Power of Attorney – Mark P. Harmon.

24.7*	Power of Attorney – Jerry L. Hutter.

24.8*	Power of Attorney – Juan V. Ruiz.

______________	_______________________________

* Filed Herewith